Exhibit 3.2

RESTATED CERTIFICATE OF INCORPORATION OF

COMERICA INCORPORATED

(the “Corporation”)

The present name of the Corporation is Comerica Incorporated.  Effective July 1, 1982, the Corporation’s name was changed from DETROITBANK Corporation to its present name.  The original Certificate of Incorporation of the Corporation was filed with the Office of Secretary of State of Delaware on November 13, 1972.

This Restated Certificate of Incorporation of the Corporation was duly adopted by the Corporation’s Board of Directors, without a vote of the stockholders, in accordance with Delaware General Corporation Law Section 245.  It only restates and integrates and does not further amend the provisions of the Corporation’s certificate of incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

FIRST

The name of the Corporation is Comerica Incorporated.

SECOND

The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of the registered agent at such address is The Corporation Trust Company.

THIRD

The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 335,000,000 shares which shall be divided into two classes as follows:

(a)                                  10,000,000 shares of Preferred Stock without par value (Preferred Stock); and

(b)                                 325,000,000 shares of Common Stock of the par value of $5.00 per share (Common Stock).

The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the above classes of stock shall be as follows:

PART I:                                                   Preferred Stock

(a)                                  Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine.

(b)                                 The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restriction thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Restated Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i)                                     The designation of such series and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

(ii)                                  The dividend rate or rates on the shares of such series and the preference or relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what condition such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

(iii)                               Whether the shares of such series shall be redeemable, and, if  redeemable, whether redeemable for cash, property or rights, including securities of any other corporations, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selection shares of such series for redemption if less than all shares are to be redeemed.

(iv)                              The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

(v)                                 Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

(vi)                              Whether the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or of any other series of any class of capital stock of the Corporation, and, if so convertible or exchangeable, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

(vii)                           The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar Provisions) shall be entitled to vote separately as a single class, for the election of one or more directors, or additional directors, of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

(viii)                        Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

(ix)                                Any other preferences, privileges and powers and relative, participating, option or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation.

(c)                                  Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Part I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever.  In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

(d)                                 Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

PART II:                                             Common Stock

(a)                                  Except as otherwise required by law or by any amendment to this Restated Certificate of Incorporation, each holder of Common Stock Shall have one vote for each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders.

(b)                                 Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

(c)                                  In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.  The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock.  The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation of winding up of the Corporation for the purposes of this paragraph.

(d)                                 Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the Corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options, warrants or rights at the time outstanding to purchase shares of Common Stock.

FIFTH

The Corporation is to have perpetual existence.

SIXTH

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.  The directors elected at the annual meeting of Shareholders that is held in calendar year 2010 shall be elected for a term expiring at the annual meeting of Shareholders that is held in calendar year 2013 and until such directors’ successors shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Commencing at the annual meeting of Shareholders that is held in calendar year 2011, directors shall be elected annually for terms of one year, except that any director in office at the 2011 annual meeting whose term expires at the annual meeting of Shareholders to be held in calendar year 2012 or 2013 shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each annual meeting of Shareholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of Shareholders and until such directors’ successors shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of Shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

SEVENTH

The directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation not inconsistent with the provisions of this Restated Certificate of Incorporation.  The affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote shall be required for the approval and adoption of any amendment, alteration, change, addition to or repeal of Article II, Section (5) and Article III, Section (12) of the Bylaws of the Corporation proposed by any Shareholder of the Corporation.

Any amendment, change or repeal of this Article Seventh, or any other amendment of this Restated Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article Seventh, shall require the favorable vote, at a meeting of the Shareholders of the Corporation, of the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to Shareholders by the affirmative vote of not less than three-fourths of the Board of Directors, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law of the State of Delaware.

EIGHTH

I.                                         The affirmative vote of (a) the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote and (b) the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote excluding for purposes of determining the affirmative vote required by this clause (b) all such shares of which a “Related Person” (as hereinafter defined) shall be a “Beneficial Owner” (as hereinafter defined), shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) involving a Related Person; provided, however, that the foregoing voting requirements set forth in clauses (a) and (b) above shall not be applicable, and the provisions of Delaware law relating to the percentage of Shareholder approval, if any, shall apply to any such Business Combination if:

A.                                   The “Continuing Directors” of the Corporation (as hereinafter defined) by a three-fourths vote thereof have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding shares of capital stock of the Corporation that caused the Related Person to become a Related Person; or

B.                                     If each of the following conditions are satisfied:

1.                                       The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received per share of any class or series of capital stock of the Corporation in the Business Combination by holders of such capital stock of the Corporation, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” (as these terms are hereinafter defined), paid or to be paid by the Related Person in acquiring any of such class or series of the capital stock of the Corporation outside of such Business Combination; and

2.                                       A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all Shareholders of the Corporation for the purpose of soliciting Shareholder approval of the Business Combination.  The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Corporation other than any Related Person.

For purposes of this Article Eighth:

1.                                       The term “Business Combination” means (i) any merger, consolidation or share exchange of the Corporation or any of its subsidiaries into or with any member of any Related Person, in each case irrespective of which Corporation or company is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any member of any Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its subsidiaries; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of any member of any Related Person; (iv) the issuance or transfer of any securities of the Corporation or any of its subsidiaries by the Corporation or any of its subsidiaries to any member of any Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all Shareholders of the Corporation); (v) the acquisition by the Corporation or any of its subsidiaries of any securities of any member of any Related Person; and (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

2.                                       The term “Related Person” shall mean any individual, corporation, partnership or other person or entity, including any member of a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article by the Shareholders of the Corporation; such act and such Rules and Regulations promulgated thereunder, collectively and as so in effect, being hereinafter referred to as the “Exchange Act”), and any “Affiliate” or “Associate” (as defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or entity which, as of the record date for the determination of Shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with their Affiliates and Associates, are “Beneficial Owners” (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of ten percent or more of the outstanding shares of any class or series of capital stock of the Corporation.

3.                                       The term “Substantial Part” shall mean more than 10% of the fair market value, as determined by three-fourths of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

4.                                       For the purposes of subparagraph B. 1. of Paragraph One of this Article Eighth, the term “other consideration to be received” shall include, without limitation, Common stock or other capital stock of the Corporation retained by Shareholders of the Corporation other than Related Persons or parties to such Business Combination in which the Corporation is the surviving corporation.

5.                                       The term “Continuing Director” shall mean a director who either (i) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (ii) has been designated (before his or her initial election as director) as  a Continuing Director by a majority of the then Continuing Directors.

6.                                       A “Related Person” shall be deemed to have acquired a share of the capital stock of the Corporation at the time when such Related Person became a Beneficial Owner thereof.  With respect to the shares owned by Affiliates, Associates or other persons whose ownership is aggregated with that of a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by the Continuing Directors, such price shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became a Beneficial Owner thereof.

7.                                       The terms “Highest Per Share Price” and “Highest Equivalent Price” as used in this Article Eighth shall mean the following:  If there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time, or to have been agreed to be paid, by the Related Person for any share or shares of that class of capital stock.  If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by three-fourths of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest  per share price equivalent for each such class or series of the highest price that can be determined to have been paid at any time, or to have been agreed to be paid, by the Related Person for any share or shares of any class or series of capital stock of the Corporation.  In determining the Highest Per Share Price and Highest Equivalent Price, all acquisitions by the Related Person shall be taken into account regardless of whether the shares were acquired before or after the Related Person became a Related Person.  The Highest Per Shares Price and the Highest Equivalent Price shall also include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by the Related Person with respect to the shares of capital stock of the Corporation acquired by the Related Person.

II.                                     The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Eighth on the basis of information then known to it, (i) whether any person is an Affiliate or Associate of another person, (ii) whether any proposed sale, lease, exchange or other disposition of part of the properties or assets of the Corporation involves a Substantial Part of the properties or assets of the Corporation and (iii) the value of the Highest Per Share Price and Highest Equivalent Price.  Any such reasonable determination by the Board shall be conclusive and binding for all purposes of this Article Eighth.

III.                                 Any amendment, change or repeal of this Article Eighth, or any other amendment of this Restated Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article Eighth, shall require the favorable vote, at a meeting of the Shareholders of the Corporation, of (a) the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote and (b) a majority of the outstanding shares of capital stock of the Corporation entitled to vote of which a Related Person is not a Beneficial Owner; provided, however, that this Paragraph III shall not apply to, and such 75% and majority vote shall not be required for, any such amendment, change or repeal recommended to Shareholders by the affirmative vote of not less than three-fourths of the Continuing Directors, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law of the State of Delaware.

NINTH

Any action required or permitted to be taken at any Annual or Special Meeting of Shareholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote.  Any amendment, change or repeal of this Article Ninth, or any other amendment of this Restated Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article Ninth, shall require the favorable vote, at a meeting of the Shareholders of the Corporation, of the holders of at lease 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to Shareholders by the affirmative vote of not less than three-fourths of the Board of Directors, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law of the State of Delaware.

TENTH

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights conferred herein upon stockholders and directors are granted subject to this reservation.  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ELEVENTH

A director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its Shareholders; (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, Comerica Incorporated has caused this Restated Certificate of Incorporation to be signed by Jon W. Bilstrom, its Executive Vice President — Governance, Regulatory Relations and Legal Affairs and Secretary, this 5th day of August, 2010.

COMERICA INCORPORATED

/s/ Jon W. Bilstrom
Name: Jon W. Bilstrom

Title: Executive Vice President — Governance, Regulatory Relations and Legal Affairs and Secretary